Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent auditors" and to the use of our report dated January 25, 2002, in the Post-Effective Amendment Number 28 to Registration Statement Number 333-09611 on Form S-1 and related prospectus of American Express Certificate Company for the registration of its American Express Preferred Investors Certificate.

Our audits also included the financial statements schedules of American Express Certificate Company listed in Item 16(b) of this Registration Statement. These schedules are the responsibility of the management of the American Express Certificate Company. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.




                                                           /s/ Ernst & Young LLP
                                                          ----------------------
                                                               Ernst & Young LLP
Minneapolis, Minnesota
April 26, 2002